Memorandum of Understanding

This Memorandum of Understanding (MOU) is between:

Nacel Energy Inc. (Nacel), with a business address at 1128 12th Street, Suite B, Cody WY 82414, and

Delenova Energy, LLC (Delenova), with a business address at 11350 Random Hills Road, Suite 800, Fairfax, VA 22030, USA;

and throughout this MOU, collectively referred to as the "Parties", and individually referred to as the "Party".

This MOU is initiated to outline responsibilities and compensation structure and serves as a base for a Joint Development Agreement (JDA) between the Parties. This MOU serves the purpose of initiating Delenova as soon as applicable and consistent with this MOU's conditions. This MOU shall terminate upon signing the JDA between the Parties.

The Parties hereby agree as follow:

Nacel is an energy developer with a current interest in developing multiple small-scale (less than 30MW) wind projects in the US and other international markets. Nacel approached Delenova to lead project development and M&A (merger & acquisition) efforts for Nacel-defined wind projects. Delenova is not mandated, as part of its responsibilities, to bring new opportunities to Nacel.

The parties agree to work on developing energy-related project on the following basis.

- Delenova will only work on 30MW and less wind energy projects in the US market;
- Delenova can work on any size wind energy project outside the US market,
- Delenoca can work on any size non-wind energy project in the US and outside the US markets,
- Delenova will act as a project manager and therefore, will advise Nacel on third parties involvement,
- Delenova has the flexibility to terminate this agreement and any other negotiated agreements with Nacel and at anytime without any financial, professional or legal obligations,
- Nacel shall pay Delenova all dues before and after any termination cause,
- Delenova's responsibilities include tasks until project financing, if successful. Delenova shall not be engaged in any construction or project implementation, such as EPC contracting, after completion of financing,
- This MOU and the stipulated JDA between the Parties shall not bind or bound Delenova in conducting any energy-related or non-energy related business, project, assignment or any type of engagement anywhere in the US and any international market. Delenova enters this MOU and the stipulated JDA with a freedom of conducting business and shall continue with the same during its engagement with Nacel.
- Delenova, upon its discretion, may bring individual(s) to work under the company in order to achieve its responsibilities.

- Delenova's scope of work will be to lead Nacel's development efforts and its activities as required. Generally, this will include tasks such as:

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- Support and manage review of Nacel's opportunities
- Manage project development:
  - Assemble relevant documentation such as agreements, MOUs, etc.
  - Perform technical reviews
  - Engage and manage third parties in performing engineering, design, technical work, etc.
- Work closely with Nacel
- Coordinate with different Jurisdiction entities related to the project development

- Nacel's scope of work toward Delenova and the project:
  - Provide necessary company support toward decision making
  - Engage in close discussions with respect to project specifics
  - Decide on third party involvement
  - Fund all Delenova's compensation and expenses as outlined in this MOU
  - Sign contracts with third parties (Delenova shall not be responsible for any third party payments)

- Nacel shall pay Delenova the following:
  - An initial payment of $20,000.00 made available to Delenova as a show of commitment and engagement by Nacel for Delenova services. Delenova shall receive this payment within 10 working days after signing this MOU.
  - $200 per hour spent by Delenova. Initially, Delenova efforts will be led by Dr. Nedal Deeb and Dr. Paul Turner. Delanova, while coordinating with Nacel, could potentially bring more resources, as applicable. All resources shall be invoiced at $200 per hour. Delenova shall issue bi-weekly invoices and Nacel shall pay the invoiced amounts within 10 business days.
  - All travel and other related expenses associated with project development

- Nacel shall also pay Delenova or its assignee a success fee of $20,000 per installed nameplate MW paid at financial close of all Nacel projects. In order for Delenova to provide the necessary effort and to increase the value of assets for Nacel, Nacel is encouraged to engage Delenova on all projects. Therefore, the success fee is due on all Nacel projects.

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By their signatures hereto, the Parties agree on this MOU on August 6th 2008.

For Nacel Energy Inc.

Brian Lavery

Date

August 6, 2008

For Delenova Energy, LLC

Nedal Qub

Date

8/21/2008

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